October 12, 2018

Re:	2018 Indiana Member Director, Michigan Member Director, and District-Wide Independent Director Election Results

Dear Member:

The Federal Home Loan Bank of Indianapolis (“FHLBank Indianapolis”) is pleased to announce the results of the 2018 Board of Directors election.

Independent Director District-Wide Election - One Director

In the 2018, district-wide election, the members re-elected one incumbent director. The director shall serve a four-year term beginning on January 1, 2019 and ending on December 31, 2022.

Number of Indiana members eligible to vote	170
Number of Michigan members eligible to vote	212
Total members eligible to vote	382
Number of Indiana members casting votes	73
Number of Michigan members casting votes	88
Total members casting votes	161
Total eligible votes for the directorship	4,895,604

Independent Director Elect	City, State	Votes Received

*Larry A. Swank	Mishawaka,	2,205,831
Founder, Chairman, and CEO	Indiana
Sterling Group

*Elected

October 12, 2018

Indiana - Elected One Member Director

In the 2018 Indiana member directorship election, the Indiana members re-elected one incumbent director. The director shall serve a four-year term beginning on January 1, 2019 and ending on December 31, 2022.

Number of Indiana members eligible to vote	170
Number of Indiana members casting votes	95
Total eligible votes for the directorship	2,496,842

Member Director Elect	City, State	Votes Received

*Dan L. Moore	Martinsville,	1,321,135
President/CEO	Indiana
Home Bank SB

Lucas J. Yaeger	Evansville,	160,397
President	Indiana
The Commerce Bank

*Elected

October 12, 2018

Michigan - Elected Two Member Directors

In the 2018 Michigan directorship election, the Michigan members elected two new directors. Each of the directors shall serve a four-year term beginning on January 1, 2019 and ending on December 31, 2022.

Number of Michigan members eligible to vote	212
Number of Michigan members casting votes	150
Total eligible votes for the directorship	2,398,762

Member Director Elect	City, State	Votes Received

Daniel E. Bitzer	Kalamazoo,	506,729
CEO	Michigan
First National Bank of Michigan

*Robert M. Fisher	Baldwin,	616,548
President/CEO	Michigan
Lake-Osceola State Bank

*Jeffrey G. Jackson	East Lansing,	978,606
Chief Lending Officer	Michigan
Michigan State University Federal
Credit Union

Dennis L. Klaeser	Midland,	185,245
CFO/EVP	Michigan
Chemical Bank

Peter A. Kubacki	Mason,	587,227
CEO	Michigan
The Dart Bank

*Elected

October 12, 2018

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Indianapolis and all of the members it serves.

Sincerely,

Matthew R. St. Louis
Vice President, Associate General Counsel and Corporate Secretary